Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form 10 (Amendment No. 2) of Millennium Ethanol, LLC (Company) of our report dated April 26, 2007 relating to our audit of the financial statements, which is part of this Registration Statement.

/s/ McGladrey & Pullen, LLP

Sioux Falls, South Dakota
July 19, 2007

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.